EXHIBIT 99.1

PEDEVCO Corp. Announces Pricing of $7.0 Million Registered Direct Offering

HOUSTON, TX / ACCESSWIRE / October 4, 2021 / PEDEVCO Corp. (NYSE American:PED) (“PEDEVCO” or the “Company”), an energy company engaged in the acquisition and development of strategic, high growth energy projects in the U.S., today announced that it entered into a securities purchase agreement with a certain institutional investor to purchase approximately $7.0 million worth of its common stock in a registered direct offering.

Under the terms of the securities purchase agreement, the Company has agreed to sell approximately 4.5 million shares of its common stock. The purchase price for one share of common stock will be $1.57. The gross proceeds to the Company from the registered direct offering are estimated to be approximately $7.0 million before deducting the placement agents fees and other estimated offering expenses. The offering is expected to close on or about October 6, 2021, subject to the satisfaction of customary closing conditions.

EF Hutton, division of Benchmark Investments, LLC and Roth Capital Partners are acting as joint placement agents in connection with this offering.

The Loev Law Firm, PC is serving as legal counsel to the Company in connection with the offering.

The offering is being made pursuant to an effective “shelf” registration statement on Form S-3 (File No. 333-250904) filed with the Securities and Exchange Commission (the “SEC”) on November 23, 2020 and declared effective on December 2, 2020. Such shares of common stock may be offered only by means of a prospectus, including a prospectus supplement. A prospectus supplement, describing the terms of the proposed offering, and accompanying prospectus related to the offering of common stock will be filed with the SEC and will be available on the SECs website located at http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

When available, copies of the prospectus supplement relating to this registered direct offering, together with the accompanying prospectus, can be obtained at the SECs website at www.sec.gov or from EF Hutton, division of Benchmark Investments, LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed/will file with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

About PEDEVCO Corp.
PEDEVCO Corp. (NYSE American: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Companys principal assets are its San Andres Asset located in the Northwest Shelf of the Permian Basin in eastern New Mexico, and its D-J Basin Asset located in the D-J Basin in Weld and Morgan Counties, Colorado. PEDEVCO is headquartered in Houston, Texas.

Forward-Looking Statements
All statements in this press release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Acts”). In particular, when used in the preceding discussion, the words “estimates,” “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Acts and are subject to the safe harbor created by the Acts. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of the Companys control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1A “Risk Factors” in the Companys Annual Report on Form 10-K for the year ended December 31, 2020 and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors”. The Company operates in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statements, except as otherwise required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by the Company. Readers are also urged to carefully review and consider the other various disclosures in the Companys public filings with the Securities Exchange Commission (SEC).

Contact
PEDEVCO Corp.
(713) 221-1768
PR@pedevco.com

SOURCE: PEDEVCO Corp